UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Globant S.A.
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5 rue Guillaume Kroll, L-1882, Luxembourg
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, nominal value $1.20 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-190841 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Not applicable
(Title of class)

Not applicable
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common shares, nominal value $1.20 per share, is set forth under the heading “Description of Common Shares” in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-190841) relating to the common shares, to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such description is hereby incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Globant S.A.

Date	July 11, 2014

By	/s/ Alejandro Scannapieco

Name:	Alejandro Scannapieco
Title:	Chief Financial Officer